Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common, par value $0.00001 per share	other	10,000,000,000	$0.003(1)	$30,000,000	$0.0001531	$4,593.00
	Total Offering Amounts				$30,000,000		$4,593.00
	Total Fee Offsets						$4,593.00
	Net Fee Due						$0.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(o)
Fee Offset Claims	Artificial Intelligence Technology Solutions Inc.	S-1	333-288019	June 13, 2025		457(o)	Equity	Common, par value $0.00001 per share	$30,000,000	$4,593.00
Fee Offset Sources	Artificial Intelligence Technology Solutions Inc.	S-1	333-288019		June 13, 2025						$4,593.00